Exhibit 10.1

Date: February 20, 2006

Name	Christopher M. O’Brien
Address	10953 Alison Court
City, State Zip	Inver Grove Heights, MN 55077

RE:	Offer of Employment

Dear Mr. O’Brien:

Reptron Manufacturing is pleased to offer you employment in accordance with the following terms and conditions:

Title:	Vice President of Sales and Marketing

Start Date:	February 20, 2006

Base Salary:	$ 2,500.00 per week, payable bi-weekly.

Commission:	One quarter of one percent (0.25%) of total sales generated from the Tampa, Hibbing and Gaylord facilities in excess of $125 million annually.

Calendar year 2006 commission to be the greater of $20,000 or the result of the calculation using the .25% multiplier prorated for the period of February 20, 2006 to December 31, 2006.

Mobile Phone:	Mobile phone expense reimbursement at a mutually agreed upon monthly amount.

Other Expenses:	Business-related expenses (lunches, dinners, gasoline, tolls, etc.) are to be submitted weekly on expense reports.

Vacation:	Upon hire, you will be eligible for up to three weeks vacation.

Stock Options:	An appropriate number of stock options for this position will be granted at such time as Reptron receives shareholder authorization for option grants. The Company currently does not have authorized option grants to distribute and additional grants depend on future shareholder authorization.

Term of Offer:	The terms and conditions of this offer are valid during your term of employment only. It is understood that employment with Reptron Manufacturing is “at will” and nothing in this “Offer of Employment” shall imply that employment is for any specified time. This constitutes the entire agreement between us as to the term of your employment, and no modifications of this agreement may be made without a written document, signed by an Officer of Reptron Electronics, Inc.

Acceptance:	Please acknowledge acceptance of the terms of this offer by signing below and returning this offer. Kindly fax a signed copy of this offer to (813) 891-4007, attention Paul J. Plante.

Signature:	/s/ Paul J. Plante

Date : 02/22/2006

Paul J. Plante

President and Chief Executive Officer

Reptron Electronics, Inc.

Signature:	/s/ Christopher M. O’Brien

Date : 02/22/2006

Christopher M. O’Brien